UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2016, the Board of Directors (the “Board”) of KaloBios Pharmaceuticals, Inc. (the “Company”) promoted Morgan Lam, age 51, to the position of Chief Operating Officer of the Company.

Mr. Lam joined the Company in 2015 as Head of Clinical Operations and Interim Development Leader. In such positions, he has supervised the Company’s clinical programs and applied his extensive experience in clinical research in the pharmaceutical industry to the Company’s product development. Prior to his employment with the Company, Mr. Lam served as Executive Director, Medical Affairs of Geron Corporation, a biopharmaceutical company, from May 2010 to May 2015.

There are (a) no understandings or arrangements between Mr. Lam and any other person pursuant to which he was appointed as Chief Operating Officer of the Company and (b) Mr. Lam has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Lam has no family relationship with any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board

Dated: February 5, 2016